                                                                     Exhibit 2.s

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that Paul S. Efron, whose signature appears below makes, constitutes and appoints Rizwan Jamal, Michael E. Kaine, Lisa Kijewski and Matthew D. Leavitt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of the them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, Paul S. Efron, as sole trustee of the NBCi Automatic Common Security Exchange Trust, hereunto signed his name on the 14th day of January, 2000.



                                                       /s/ Paul S. Efron
                                                     ---------------------------
                                                     Paul S. Efron, Sole Trustee